UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2019

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road,	San Ramon,	CA	94583
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.06 Material Impairments
On December 4, 2019, the Board of Directors of Chevron Corporation (“Chevron”) completed its annual review and approval of Chevron’s business plan and capital expenditure program. As a result of Chevron’s disciplined approach to capital allocation and a downward revision in its longer-term commodity price outlook, Chevron will reduce funding to various natural gas-related upstream opportunities including Appalachia shale, Kitimat LNG, and other international projects. Chevron is evaluating its strategic alternatives for these assets, including divestment. In addition, the revised oil price outlook resulted in an impairment at Big Foot. Combined, these actions are estimated to result in non-cash, after tax impairment charges of $10 billion to $11 billion in its fourth quarter 2019 results, more than half related to the Appalachia shale. Chevron does not expect these impairments to result in any material future cash expenditures.

Item 7.01 Regulation FD Disclosure
On December 10, 2019, Chevron issued a press release announcing Chevron’s capital and exploratory budget for 2020 and impairment charges that will be reflected in its fourth quarter 2019 results. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release issued by Chevron Corporation on December 10, 2019

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 10, 2019

CHEVRON CORPORATION

By	/s/ David A. Inchausti
David A. Inchausti
Vice President and Comptroller
(Principal Accounting Officer and
Duly Authorized Officer)